UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

MiNK Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40908	82-2142067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Fifth Avenue Suite 500
New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 994-8250

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	INKT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 11, 2005, MiNK Therapeutics, Inc. (“MiNK” or the “Company”), a clinical-stage biopharmaceutical company pioneering allogeneic, off-the-shelf invariant natural killer T (iNKT) cell therapies, announced the publication of another landmark case in Nature’s Oncogene describing a complete and durable remission in a patient with metastatic, treatment-refractory testicular cancer, following treatment with agenT-797, MiNK’s allogeneic iNKT cell therapy. The publication, titled “Salvage therapy with allogeneic invariant natural killer T cells in a heavily pre-treated germ cell tumor,” presents a patient case from MiNK’s clinical trial (NCT05108623). The patient had progressed after multiple lines of therapy—including platinum-based chemotherapy, autologous stem cell transplant, and multiple immune checkpoint inhibitors (anti–PD-1, anti–CTLA-4, and anti–TIGIT)—and received a single infusion of agenT-797 alongside nivolumab. The patient achieved a complete clinical, radiologic, and biochemical remission, with no evidence of disease over two years later. Donor iNKT cells were detectable up to six months post-infusion, and treatment was well-tolerated with no cytokine release syndrome (CRS) or graft-versus-host disease (GVHD).

In addition, at the 2025 inaugural AACR Immuno-Oncology meeting, MiNK presented data from its Phase 2 trial in 2L gastric cancer, demonstrating immune activation, increased tumor infiltration, and early signals of tumor control in patients previously refractory to checkpoint inhibitors. Extended survival beyond 12 months was observed in several patients. In a separate peer-reviewed case report published in Oncogene, which described a patient with metastatic gastric cancer who achieved a 42% tumor reduction and more than nine months of progression-free survival following a single infusion of agenT-797 in combination with nivolumab.

The ongoing Phase 2 trial in gastric cancer (NCT06251973) is actively enrolling, with additional readouts expected in upcoming months.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, the important risks detailed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and its other filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 14, 2025	By:	/s/ Jennifer S. Buell, Ph.D.
Presidend and CEO